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                                                                   EXHIBIT 10.17

                                 EMPLOYMENT AGREEMENT


    THIS EMPLOYMENT AGREEMENT ("Agreement"), is made and entered into December 2, 1996, by and between DAVID S. GERGACZ ("Executive") and BRITE VOICE SYSTEMS, INC. ("Brite").

    WHEREAS, Brite desires to engage Executive to perform services for Brite and Executive desires to perform such services on the terms and conditions set forth herein;

    NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the covenants and obligations herein contained, the parties hereto agree as follows:

    1. EMPLOYMENT AND DUTIES. From and after December 2, 1996 ("Commencement Date"), Brite shall employ Executive as Chief Executive Officer. Executive shall perform such acts and duties as the Board of Directors of Brite ("Board") shall from time to time direct and shall report directly to the Board. Executive shall use his best efforts on a full time basis (at least forty (40) hours per week) to Brite's business. Notwithstanding the foregoing, it is understood that Executive may serve as an outside director of up to two companies other than Brite, and such additional company or companies as may be approved by the Board.

    2.   COMPENSATION AND BENEFITS.

         2.1 SALARY. Executive's annual salary ("Base Salary") shall be at least $350,000, payable pursuant to Brite's customary payroll policies in force at the time of payment. For the period from the Commencement Date through December 31, 1997, Executive's Base Salary shall be $350,000.

         2.2  BONUS.

              a. COMMENCEMENT DATE THROUGH DECEMBER 31, 1997. During the period from the Commencement Date through December, 1997, Executive will be entitled to a bonus in the amount of $189,500, payable in equal installments at the same time as Executive's Base Salary pursuant to Brite's customary payroll policies in force at the time of payment.

              b. 1998 AND THEREAFTER. For each year of employment after 1997, Executive will be entitled to participate in an incentive compensation program which shall provide for an annual bonus of at least 50% of his Base Salary upon attainment of reasonable performance goals established by the Board. Payments of any such bonus shall be made at the times and in the amounts determined by the Board.

         2.3 ANNUAL REVIEW. Commencing with calendar year 1998, the Board shall conduct an annual performance review of the Executive as a part of which increases in Executive's Base Salary and incentive will be considered.

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         2.4  BENEFITS.  Executive shall be entitled to participate in Brite's standard benefits provided to other employees having similar responsibility with Brite, as established and/or modified by Brite from time to time, including, but not limited to, life insurance, health insurance, and dental insurance.

         2.5 VACATION. Executive shall be entitled to a reasonable amount of vacation to be scheduled by Executive, taking into consideration Executive's responsibilities and the scheduled vacations of other executive officers of Brite.

         2.6 BUSINESS EXPENSES. Pursuant to Brite's customary policies in force at the time of payment, Executive shall be promptly reimbursed, against presentation of vouchers or receipts, for all authorized expenses properly incurred by him in the performance of his duties hereunder.

         2.7 MOVING, TEMPORARY LODGING AND RELOCATION COSTS. Brite will reimburse Executive for all reasonable and necessary costs of moving Executive's furniture, personal items and vehicles to the Wichita, Kansas area, as well as reasonable and necessary closing costs, excluding prepaid items, relating to the purchase of Executive's new home and the commission payable with respect to the sale of his present home. Until such time as Executive relocates his residence to the Wichita, Kansas area, which shall be not later than six months from the date hereof, Executive will be entitled to reimbursement for the cost of a furnished apartment and for telephone service and utilities at such apartment. Brite shall reimburse Executive for all expenses and costs provided for in this Section 2.7, and the tax liability incurred by Executive with respect to the reimbursement, against presentation of documentation detailing the same, up to the amount of $235,000. All expenses and costs incurred in excess of this amount are the responsibility of Executive.

    3.   STOCK OPTIONS

         3.1 OPTION GRANT. Brite hereby grants Executive options ("Options") to purchase 500,000 shares of its no par value common stock (the "Stock") at the option exercise price of $14.875 per share.

         3.2 VESTING OF OPTIONS. Subject to such further limitations and qualifications as are provided herein, the Options shall be exercisable as follows:

              a.   100,000 shares on the date hereof;

              b.   100,000 shares on December 2, 1997;

              c.   150,000 shares on December 2, 1998; and

              d.   150,000 shares on December 2, 1999.

         Upon termination of Executive's employment, Executive shall have the right to exercise the Options at any time within ninety days after such termination of employment, to the extent his right to exercise such Options had accrued pursuant to


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    Section 3.2 and had not previously been exercised at the date of such termination. Upon a Change in Control, all previously unexercised Options shall become immediately exercisable and shall be canceled ninety (90) days thereafter.



         3.3 METHOD OF EXERCISE. Each option shall be exercised by written notice, directed to the Chief Financial Officer of Brite at Brite's principal place of business and accompanied by a check in payment of the exercise price for the number of shares of Stock being purchased. Brite shall make immediate delivery of the Stock to be acquired upon such exercise, provided that, if any law or regulation requires Brite to take any action with respect to the Stock specified in such notice or for the issuance thereof, the date of delivery of such Stock shall be extended for the period necessary to take such action.

         3.4 TERMINATION OF OPTION. Except as herein otherwise stated, each Option, to the extent not previously exercised, shall terminate on December 2, 2006.

         3.5  RECAPITALIZATION.

              a. Subject to any required action by the stockholders, the number of shares of Stock covered by each outstanding Option, and the price per share of each such Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock of Brite resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the Stock) or any increase or decrease in the number of such shares effected without receipt of consideration by Brite.

              b. Subject to any required action by the stockholders, if Brite shall be the surviving corporation in any merger or consolidation, each outstanding Option shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to the Option would have been entitled.

              c. In the event of a change in the Stock as presently constituted, which is limited to a change of all if its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Stock.

              d. To the extent that the foregoing adjustments relate to stock or securities of Brite, such adjustments shall be made by the Board, whose determination in such respect shall be final, binding and conclusive.

              e. Except as hereinbefore expressly provided, Executive shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger of consolidation or spin-off of assets or stock of another corporation, and any issue by Brite of shares of stock of any class, or securities convertible into


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         shares of stock of any class, shall not effect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to an Option.

         3.6 RIGHTS PRIOR TO EXERCISE OF OPTION. The Options are nontransferable by Executive, and during his lifetime are exercisable only by him; provided, however, in the event of the death of Executive, the Options may pass to his executor or administrator or any person who shall acquire the Options directly from Executive or his estate by bequest or inheritance. Executive shall not have any rights as a stockholder with respect to any shares covered by the Options until the date of the issuance of a stock certificate to him for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 3.5 hereof.

         3.7 INVESTMENT PURPOSE. The Options are granted on the condition that any purchase of Stock thereunder shall be for investment purposes, and not with a view to resale or distribution, except that in the event the Stock subject to the Options is registered under the Securities Act of 1933, as amended, or in the event a resale of such Stock without such registration would otherwise be permissible, such condition shall be inoperative if, in the opinion of counsel for Brite, such condition is not required under the Securities Act of 1933 or any other applicable law, regulation, or rule of any governmental agency.

         3.8 ADDITIONAL OPTION GRANTS. During January in each year beginning in 2000, the Board shall grant Executive additional non-statutory stock options to purchase at least 20,000 shares of Stock, with the exercise price being the fair market value of the Stock as of the date of grant. All other terms and conditions of such options shall be determined by the Board.

    4.   TERMINATION.

         4.1 TERMINATION FOR CAUSE. Executive shall be entitled to payment of his Base Salary, accrued bonus (if any) and benefits existing at the time of termination of his employment if such termination is a Termination for Cause. Termination for Cause means one or more of: (i) voluntary termination of employment by Executive for any reason; (ii) the death of Executive; (iii) Executive having been unable to render services required of him hereunder for a consecutive period of six months or for any period in the aggregate of six months in any twelve month period because of a serious and continuing health impairment, which impairment will most likely result in Executive's continued inability to render the services required of him hereunder; (iv) Executive's misappropriation of corporate funds; (v) Executive's conviction of a felony; (vi) Executive's conviction of any crime involving theft, dishonesty, or moral turpitude; (vii) Executive's failure to devote substantially his full business time to Brite as provided in Section 1 hereof; (viii) Executive's willful violation of directions of the Board Brite


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    which are consistent with Executive's duties as Chief Executive Officer;
    (ix) falsification of any material representation made by Executive to Brite; or, (x) the commission by Executive of a material breach of the terms of this Agreement.

         4.2 TERMINATION OTHER THAN FOR CAUSE. If Executive's employment with Brite is terminated and such termination is not a Termination for Cause, Executive will be entitled to payment of his Base Salary, bonus and other benefits existing at the time of such termination, for a period of one year thereafter with all such payments to be made periodically pursuant to Brite's policies in force at the time of payment; provided, however, that Brite shall not be obligated to continue any benefit if the plan or policy under which such benefit is provided limits the provision of the benefit to full-time employees of Brite, or if the validity of the plan or policy would be adversely impacted by the continuation of the benefit.

         4.3 CHANGE IN CONTROL. If, upon a Change in Control, Executive is either terminated or elects to resign, such termination shall be treated as a termination under Section 4.2, except that the time period for payment of the Base Salary, bonus and benefits shall be extended from one year to two years after the date of termination. "Change of Control" shall mean (i) a dissolution or liquidation of Brite; (ii) a merger or consolidation in which Brite is not the surviving corporation; or (iii) the acquisition of more than 50% of the outstanding Stock by any person, or group of related persons acting in concert, in a single transaction or series of related transactions.


    5.   CONFIDENTIAL INFORMATION.

         5.1 DEFINITION OF CONFIDENTIAL INFORMATION. For purposes of this Agreement, the term "Confidential Information" means:

         That secret, proprietary information of Brite not otherwise publicly disclosed (whether or not discovered or developed by Executive) and known by Executive as a consequence of Executive's employment with Brite or as a consequence of Executive's position as a director of Brite. Without limiting the generality of the foregoing, such proprietary information shall include: information not generally known in the industry or related industries which concerns (i) customer lists; (ii) computer programs and facilities; (iii) the identity of specialized consultants and contractors and confidential information developed by them for Brite; (iv) operating and other cost data, including information regarding salaries and benefits of employees; (v) cost and pricing data; (vi) acquisition, expansion, marketing, financial and other business plans; (vii) Brite manuals, files, records, memoranda, plans, drawings and designs, specifications and computer programs and records; and (viii) all


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         information which is a "trade secret" as defined in the Uniform Trade
         Secrets Act as adopted in Kansas at K.S.A. 60-3320.



         5.2 CONFIDENTIAL INFORMATION. During Executive's employment with Brite, Executive will have access to and become familiar with Confidential Information of Brite. Executive acknowledges that such Confidential Information is owned and shall continue to be owned solely by Brite. During the term of Executive's employment with Brite and after termination of such employment, Executive shall not use or divulge Confidential Information to any person or entity other than Brite, or persons to whom Brite has given its written consent, unless such information has become common knowledge and is no longer Confidential Information.

         5.3 RETURN OF DOCUMENTS. Upon termination of Executive's employment with Brite, all procedural manuals, guides, specifications, plans, drawings, designs, records, lists, notebooks, software, diskettes, customer lists, pricing documentation and other property which is or contains Confidential Information, including all copies thereof, in the possession or control of Executive, whether prepared by Executive or others, shall be forthwith delivered by Executive to Brite.

    6.   COVENANTS NOT TO COMPETE.

         6.1 RESTRICTIVE COVENANT. Executive covenants and agrees that during Executive's employment with Brite and for a period of one year following the date of termination of Executive's employment with Brite, Executive shall not in any manner:

              a. accept employment with the following companies or any business venture in which they hold any investment or management interest: Perphonics, Intervoice Precision Systems, Syntellect, Octel, Boston Technology, Edify, Microlog, Premier Technology, Talx, Brooktrout, or Comverse Technology.

              b. start or join any business which after the date of this Agreement enters into a line of business that is a line of business conducted by Brite during the term of Executive's employment with Brite.

         This Section shall prevent Executive, directly or indirectly, on Executive's own behalf or as an executive, officer, agent, director, partner, consultant, lender, or advisor, during the period covered by this Section, from forming, owning, joining, controlling, financing, or otherwise participating in the ownership or management of or being otherwise affiliated with any person or entity engaged in the type of business prohibited by this Section. During the period covered by this Section, Executive shall not permit any person or entity (other than Brite) of which Executive is a shareholder, partner or director or in which Executive has an ownership interest, to engage in any type of business prohibited by this Section. Notwithstanding any other provision herein, the parties agree that Executive may, during the period covered by this Agreement, invest Executive's personal, private assets as a passive investor in not more than one percent (1%) of the total outstanding shares of any publicly traded company engaged in a


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    competing business, so long as Executive does not participate in the management or operations of the affairs of such company.

         6.2 SOLICITATION OF EMPLOYEES. During the one-year period following Executive's termination of employment with Brite, Executive shall not, without the prior written approval of the Chairman of the Board of Directors of Brite, directly or indirectly solicit, raid, entice, or induce any person who is, or was at any time within six months prior to such termination, an employee of Brite, to become employed by any other person, firm, or corporation in any business which is in any manner in competition with Brite. Furthermore, Executive shall inform Brite in writing if any other person employed by Brite contacts Executive for the purpose of seeking employment during such one year period.

         6.3 NEW DEVELOPMENTS. Executive agrees that, with respect to its work for Brite, any developments made by Executive or under Executive's direction in connection with the work of Brite shall be the sole and complete property of Brite and that any and all copyrights, patent rights and other proprietary rights therein shall belong to Brite. Executive shall cooperate with Brite and execute any documents prepared by Brite to secure or protect any such rights.

    7. REPRESENTATIONS OF EXECUTIVE. Executive hereby represents and warrants that he has the unrestricted right to accept employment with Brite on the terms and conditions set forth herein and to execute and perform this Agreement without being in conflict with any other agreement, obligation or understanding with any such third party. Executive represents that he is not bound by any agreement or by any other existing or previous business relationship which conflicts with, or may conflict with, the performance of his obligations hereunder, or prevent the full performance of his duties and obligations hereunder.

    8. NOTICES. Any notice permitted or required to be given under this Agreement shall be sufficient if in writing and delivered personally or by registered mail return receipt requested, if to Executive, to Mr. David S. Gergacz at his residence address as reflected in Brite's records, and if to Brite, to the attention of Mr. Stanley G. Brannan, Chairman, Brite Voice Systems, Inc., 7309 East 21st Street North, Wichita, Kansas 67206. A party may change its address for receipt of notices by complying with this Section.

    9. ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings between the parties with respect to such subject matter.

    10. AMENDMENT; WAIVER. This Agreement may not be amended, supplemented, canceled or discharged except by written instrument executed by the party affected thereby. No failure to exercise, and no delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof. No waiver of any breach of any provision of this Agreement shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision.

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    11.  BINDING EFFECT; ASSIGNMENT.  The rights an obligations of this
Agreement shall bind and inure to the benefit of any successor of Brite by reorganization, merger or consolidation or any assignee of all or substantially all of Brite's business and properties. Executive's rights or obligations under this Agreement may not be assigned by Executive, except that upon Executive's death, all right to compensation hereunder shall pass to Executive's executor or administrator.

    12. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

    13. GOVERNING LAW; INTERPRETATION. This Agreement shall be construed in accordance with, and governed for all purposes by, the laws and public policy of the State of Kansas applicable to contracts executed and to be wholly performed within such State.

    14. FURTHER ASSURANCES. Each of the parties agrees to execute, acknowledge, deliver and perform, and/or cause to be executed, acknowledged, delivered and performed, at any time and/or from time to time, as the case may be, all such further acts, documents, transfers, conveyances, and/or assurances as may be necessary and/or proper to carry out the provisions and/or intent of this Agreement.

    15. SEVERABILITY. If any one or more of the terms, provisions, covenants or restrictions of this Agreement shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.


    IN WITNESS WHEREOF, the parties hereto have entered this Agreement effective the date first above written.



                             BRITE VOICE SYSTEMS, INC.


                             By:  /s/ Stanley Brannan
                                  -----------------------




                                  /s/ David S. Gergacz
                             -----------------------------
                                  DAVID S. GERGACZ



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